Exhibit 99.1

For Information, contact:

Craig Dynes

Chief Financial Officer

617-866-6020

CDynes@pega.com

Pegasystems Announces Record Revenue of $63.9 Million and Net Income of

$11.2 Million for Second Quarter of 2009; Increases Guidance for the Year

License Revenue up 61% from first half of 2008

CAMBRIDGE, Mass. – August 4, 2009 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) software solutions, today announced financial results for the second quarter and first six months of 2009. Total revenue for the second quarter of 2009 increased 25% to $63.9 million compared to the second quarter of 2008. Net income for the second quarter of 2009 was $11.2 million compared to $2.9 million for the second quarter of 2008.

Total revenue for the first six months of 2009 increased 27% to $126.2 million compared to the same period last year. Net income for the first six months of 2009 was $19.9 million compared to $5.8 million for the same period last year. The Company generated $29.4 million in cash from operations during the first six months of 2009 and as of June 30, 2009 had $190.1 million in cash and marketable securities.

The following table presents selected financial information for the second quarter and first six months of 2009 and 2008:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)
Software license	$25,651	$15,819	$53,687	$33,304
Maintenance	12,171	10,083	24,119	18,982
Professional services	26,056	25,217	48,439	47,311

Total revenue	$63,878	$51,119	$126,245	$99,597
Gross profit	$42,286	$30,346	$84,122	$59,272
Income from operations	$11,830	$2,584	$24,165	$4,750
Net income	$11,241	$2,852	$19,883	$5,796

Earnings per share, basic	$0.31	$0.08	$0.56	$0.16

Earnings per share, diluted	$0.30	$0.08	$0.53	$0.15

Business Perspective

“We have achieved remarkable results through the first half of 2009, highlighted by a 61% increase in license revenue,” said Alan Trefler, Chairman and CEO of Pegasystems. “These results are driven by the pragmatic benefits our patented Build for Change® technology delivers in helping organizations increase market share, improve customer experiences, and reduce operational costs.”

“We continue to both lead the industry in BPM innovation and grow faster than the market. In Q2 we released new frameworks that make project and test management a seamless complement to our BPM suite. These unique capabilities significantly improve time to market and lower costs. We also released an enhanced Customer Relationship Management framework, supporting our recent recognition as an ‘industry visionary’ by a leading analyst firm. Clients are increasingly adopting our customer-centric, intent-driven approach to improve customer experience at a lower cost of service. Our results show our customers are achieving significant business success through the use of Pegasystems software; and client success remains the central mission of our company,” concluded Mr. Trefler.

Craig Dynes, Pegasystems’ CFO, added, “Given the state of the economy, we have been cautious with our spending during the first half of the year. These outstanding financial results, along with a strong pipeline, provide us the opportunity to accelerate our investment in sales, marketing and R&D; investments which we expect will drive further growth in 2010. Accordingly, we expect net income for 2009 to surpass $25 million and 2009 cash flow from operations to be approximately $35 million.”

Messrs. Trefler and Dynes will be hosting a conference call and live Webcast associated with this announcement at 9:00 a.m. ET on August 5, 2009. Dial-in information is as follows: (877) 545-1491 (domestic) or (719) 325-4872 (international).

To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “target,” “forecast,” “could” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, without limitation, variation in demand and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the mix of perpetual and term licenses and the level of term license renewals, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets, the negative global economic trends and the ongoing consolidation in the financial services and healthcare markets, our ability to attract and retain key personnel, reliance on key third party relationships and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of August 4, 2009. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to August 4, 2009.

About Pegasystems

Pegasystems (NASDAQ: PEGA), the leader in Business Process Management, provides software to drive revenue growth, productivity and agility for the world’s most sophisticated organizations. Customers use our award-winning SmartBPM® suite to improve customer service, reach new markets and boost operational effectiveness.

Our patented SmartBPM® technology makes enterprise applications easy to build and change by directly capturing business objectives and eliminating manual programming. SmartBPM® unifies business rules and processes into composite applications that leverage existing systems — empowering businesspeople and IT staff to Build for Change®, deliver value quickly and outperform their competitors.

Pegasystems’ suite is complemented by best-practice frameworks designed for leaders in financial services, insurance, healthcare, government, life sciences, communications, manufacturing and other industries.

Headquartered in Cambridge, MA, Pegasystems has offices in North America, Europe and Asia Pacific. Visit us at www.pega.com.

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

	As of June 30, 2009	As of December 31, 2008
	(in thousands)
Current Assets:
Cash and cash equivalents	$49,796	$36,087
Marketable securities	140,266	131,142

Total cash, cash equivalents, and marketable securities	190,062	167,229
Trade accounts receivable, net	32,377	42,801
Short-term license installments	3,061	5,445
Deferred income taxes	4,335	4,351
Income taxes receivable and other current assets	8,297	4,151

Total current assets	238,132	223,977

Long-term license installments, net	4,609	5,413
Property and equipment, net	6,318	5,723
Long-term deferred income taxes and other assets	8,504	8,117
Intangible assets, net	408	479
Goodwill	2,141	2,141

Total assets	$260,112	$245,850

Current liabilities:
Accounts payable	$1,844	$4,726
Accrued expenses	7,783	9,925
Accrued compensation and related expenses	14,008	18,015
Deferred revenue	36,114	32,231

Total current liabilities	59,749	64,897
Income taxes payable	5,871	5,665
Other long-term liabilities	1,982	2,174

Total liabilities	67,602	72,736

Stockholders’ equity:	192,510	173,114

Total liabilities and stockholders’ equity	$260,112	$245,850

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(in thousands, except per share amounts)
Revenue:
Software license	$25,651	$15,819	$53,687	$33,304
Maintenance	12,171	10,083	24,119	18,982
Professional services	26,056	25,217	48,439	47,311

Total Revenue	63,878	51,119	126,245	99,597

Cost of revenue:
Cost of software license	31	34	62	34
Cost of maintenance	1,457	1,320	2,894	2,552
Cost of professional services	20,104	19,419	39,167	37,739

Total cost of revenue (1)	21,592	20,773	42,123	40,325

Gross Profit	42,286	30,346	84,122	59,272

Operating expenses:
Selling and marketing	16,659	14,657	32,095	29,338
Research and development	9,149	7,874	18,268	14,896
General and administrative	4,648	5,231	9,594	10,288

Total operating expenses (1)	30,456	27,762	59,957	54,522

Income from operations	11,830	2,584	24,165	4,750
Installment receivable interest income	75	78	150	153
Other interest income, net	881	1,298	1,683	2,953
Foreign currency transaction (loss) gain	2,923	(6)	2,111	251
Other expense, net	7	75	17	99

Income before provision for income taxes	15,716	4,029	28,126	8,206
Provision for income taxes	4,475	1,177	8,243	2,410

Net income	$11,241	$2,852	$19,883	$5,796

Earnings per share, basic	$0.31	$0.08	$0.56	$0.16

Earnings per share, diluted	$0.30	$0.08	$0.53	$0.15

Weighted-average number of common shares outstanding, basic	35,965	36,264	35,818	36,144

Weighted-average number of common shares outstanding, diluted	37,995	37,801	37,708	37,448

Dividends per share	$0.03	$0.03	$0.06	$0.06

(1) Includes stock-based compensation as follows:
Cost of revenue	$128	$261	$634	$465
Operating expenses	$732	$859	$1,924	$1,258

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2009	2008
	(in thousands)
Operating activities:
Net income	$19,883	$5,796
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefit from stock options and deferred income taxes	(10,851)	(2,561)
Depreciation, amortization, and other non-cash items	3,177	1,429
Stock-based compensation expense	2,558	1,723
Change in operating assets and liabilities, and other, net	14,665	24,080

Cash provided by operating activities	29,432	30,467

Cash used in investing activities	(12,789)	(26,881)

Cash used in financing activities	(3,853)	(1,033)

Effect of exchange rate on cash and cash equivalents	919	123

Net increase in cash and cash equivalents	13,709	2,676
Cash and cash equivalents, beginning of period	36,087	26,710

Cash and cash equivalents, end of period	$49,796	$29,386